Exhibit 10.5

FIRST AMENDMENT TO GUARANTEE OF NOTE

by JOHN JUN XU and GRACE XU

Reference is made to that certain Guarantee of Note Agreement executed by John Jun Xu and Grace Xu (each a “Guarantor” and together, the “Guarantors”) to and for the benefit of Meng Truong and Paulina Truong, husband and wife (together, the “Note Holders”) dated April 8, 2024 (the “Xu Guarantee Agreement”). All capitalized terms not defined herein shall have the meaning as provided in the Xu Guarantee Agreement.

RECITALS

WHEREAS, Lee Lee Oriental Supermart, Inc., an Arizona corporation (“Issuer” or “Corporation Issuer”), and AZLL LLC, an Arizona limited liability company (“AZLL”), are parties to that certain Senior Secured Note Agreement dated April 8, 2024 (the “Secured Note”), pursuant to which the Issuer owes to the Note Holders the remaining outstanding Principal Amount, as such term is defined in the Secured Note;

WHEREAS, pursuant to the Secured Note, Issuer, AZLL and Note Holders previously entered into a Security Agreement dated April 8, 2024 (the “Security Agreement”);

WHEREAS, on June 10, 2024, Corporation Issuer filed a Statement of Conversion with the Arizona Corporation Commission (the “ACC”) converting Corporation Issuer into Lee Lee Oriental Supermart, LLC, an Arizona limited liability company (“LLC Issuer”), with unchanged tax identification information, for the sole purpose of tax efficiency, with such change being done without the required notice to and approval from the Note Holders in violation of the Note Agreement and Security Agreement (the “Conversion”);

WHEREAS, pursuant to the Conversion, LLC Issuer was the surviving entity, and Corporation Issuer ceased to legally exist, effective June 10, 2024;

WHEREAS, on August 28, 2024, the Note Holders learned that the Issuer, AZLL and Parent had undertaken changes to the structure of Issuer by way of the Conversion;

WHEREAS, on August 28, 2024, AZLL filed a Statement of Merger with the ACC, pursuant to which LLC Issuer merged into AZLL such that only AZLL remained as a legal entity, effective August 28, 2024 in violation of the Note Agreement and Security Agreement (the “Merger”);

WHEREAS, on September 9, 2024, the Note Holders learned that the Issuer, AZLL and Parent had further undertaken changes to the structure of Issuer by way of the Merger;

WHEREAS, on September 9, 2024, AZLL filed a Statement of Division with the ACC, resulting in the restoration of both LLC Issuer and AZLL as separate legal entities with tax identification information also restored, effective September 9, 2024 (the “Division”); and

WHEREAS, the parties desire to acknowledge the actions taken by Issuer and AZLL and to amend the Xu Guarantee Agreement to reflect the Conversion, Merger and Division on the terms and subject to the conditions set forth herein and affirm the obligations under the Xu Guarantee Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, the parties hereby agree as follows.

1.	Effective Date. The Effective Date shall mean September 10, 2024.

2.	Amendments. As of the Effective Date, the Xu Guarantee Agreement is hereby amended and modified as follows:

a.	Issuer. The definition of “Issuer” as set forth in the Recitals of the Xu Guarantee Agreement is hereby amended to mean: “Lee Lee Oriental Supermart, Inc, an Arizona corporation, and/or Lee Lee Oriental Supermart, LLC, an Arizona limited liability company.”

b.	The following paragraph is added after before the signatories on the third page of the AZLL Guarantee:

“This Guarantee agreement shall be governed and construed according to the laws of the State of Arizona without giving effect to any conflicts of law principles. Any suit arising from this Guarantee shall be brought in Maricopa County, Arizona and for this purpose Guarantor hereby expressly consents to the jurisdiction of said court.”

3.	Acknowledgement. As of the date hereof, Guarantors explicitly and unequivocally reaffirm and acknowledge that each and every guarantee, obligation, agreement or provision of the Xu Guarantee Agreement remain fully intact following the Conversion, Merger and Division and there has been no reduction, limitation or impairment in any way on any of the rights, obligations, or remedies of the Note Holders against the Guarantors.

4.	Irrevocable Waiver of Defenses with respect to the Conversion, Merger, and Division. Guarantors hereby irrevocably and completely waive and forfeit any and all defenses, causes or remedies which may have arisen or may arise as a result of the actions taken to undertake the Conversion, Merger and/or Division in relation to any action or enforcement of any rights, remedies or provisions of the Xu Guarantee Agreement and/or otherwise in law by the Note Holders. All other defenses, causes or remedies not related to or arising from the Conversion, Merger and/or Division which Guarantors may possess now or in the future under the Xu Guarantee and/or at law shall survive wholly unabated by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantors hereto have caused this First Amendment to be executed as of the 21st day of October, 2024.

GUARANTORS:

/s/ John Jun Xu
John Jun Xu, an individual

Date: October 21, 2024

/s/ Grace Xu
Grace Xu, an individual

Date: October 21, 2024

3